Mongolia Holdings, Inc. and XacBank of Mongolia Announce Financing for Equipment Fleet Purchases

Commencing Negotiations with Global Construction Companies for their 2015 Equipment Rental Needs in Mongolia

Mongolia Holdings, Inc. (OTCQB: “MNHD”) is pleased to announce that, through its wholly owned Mongolian subsidiaries HERC, LLC & Equipment Rental, LLC, it has entered into a master loan agreement with XacBank for a $10 million equipment financing transaction (or the equivalent in local currency) for its Hertz Equipment Rental franchise operations in Mongolia. This financing represents the first $10 million tranche of a proposed $40 million line-of-credit arranged by XacBank.

XacBank is the flagship company of Tenger Financial Group, which provides a wide range of financial products and services. XacBank is one of Mongolia’s largest banks, serving retail customers, small and medium-sized businesses as well as large corporations. It operates in all 21 provinces and the capital city serving more than 700 thousand customers through its nationwide network of branches. The Bank aims to create a sustainable value for its shareholders and institutional investors, while promoting a triple-bottom line vision and mission built around “Planet, People and Profit.”

Mongolia Holdings, Inc., CEO Gary Kucher stated: “This culminates over three years of planning, due diligence, hard work and execution. I want to personally thank all of the representatives of XacBank and Hertz, together with our management team, employees and stakeholders, as this completes a truly historic milestone for the Company and a significant corporate financing within Mongolia. This credit facility allows the Company to further execute its business plan, and we anticipate announcing additional progress in the near term. We look forward to working together and forging a longstanding, mutually successful relationship with both Hertz and XacBank that will continue to build value for our stakeholders.”

Via the capital markets, Mongolia Holdings plans to explore sourcing additional funding to be used for the setup of its equipment maintenance facilities, build-out of its mobile services vehicles, new employee training and to fund on-going operations. While the Company is confident in realizing its goals, it offers no assurances that it will be successful in obtaining this additional funding.

Allen Anderson and Joe Yuen from Peace Field Ltd of Hong Kong served as financial advisors to Mongolia Holdings.

About the Company:

Mongolia Holdings, Inc., through its wholly-owned subsidiary Mongolia Equipment Rental Corporation, is the Hertz Equipment Rental franchisee for Mongolia. This exclusive franchise allows the Company to operate a business of renting, selling, and maintaining equipment for use in construction, mining, materials-handling, commercial, and industrial activities in Mongolia under the unique plan and system of Hertz Equipment Rental Corporation and Hertz Equipment Rental System. In 2014 the Company formed two wholly-owned operating subsidiaries in Mongolia called HERC, LLC and Equipment Rental, LLC. When qualifications are met, Mongolia Holdings intends to apply for an up-listing to the NYSE Markets, Nasdaq, or another US securities exchange. While the Company is confident in its plans, it can offer no assurances that it will be successful in listing on an exchange of its choice.

About XacBank:

In Mongolia, XacBank is a leader in Corporate Governance, Transparency and Risk Management, and is best known for its world standard Corporate Social Responsibility implementations. In 2014, the development finance rating agency Planet Rating awarded the Bank a rating grade of “4” out of “5” for its long-standing social performance.

About Mongolia:

Mongolia is one of the fastest growing economies in the world, led by the extraction of vast deposits of coal, copper, gold, uranium, iron ore and other commodities. Its proximity to four of the largest economies in the world -- China, Russia, Japan, and South Korea -- creates trade and cross-border investment opportunities that are distinct from those available to competing resource-rich countries. These natural advantages, along with recent pro-business changes in foreign investment rules, securities laws, and mining regulations, have the nation poised for sustained growth in the construction sector for infrastructure development and industrialization resulting from large-scale mining projects. Mongolia is an independent democracy of approximately three million people dedicated to becoming the economic corridor of Eurasia.

For more information, please visit http://MNHD.mn

Forward Looking Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and under the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “potential,” “estimate,” and similar expressions are intended to identify forward-looking statements. These statements relate to future events, including the Company’s expectations regarding Mongolia’s economy, development, and potential growth, and the Company’s and its subsidiaries’ business and operations in Mongolia or to the Company's or its subsidiaries’ future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. Such risks, uncertainties, and other factors which could impact the Company and its subsidiaries and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact Information

Gary Kucher

Mongolia Holdings, Inc.

http://MNHD.mn

+ 1.702.530.4645

Michael Telford

Mongolia Equipment Rental Corporation

http://mongoliaequipment.com

+1.702.530.4645